Filed Pursuant to Rule 424(b)(5)
Registration No. 333-201350

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated January 9, 2015)

363,909 Shares of Common Stock

SMTP, INC.

We are offering 363,909 shares of our common stock, par value $0.001 per share, to certain investors in our company, pursuant to this prospectus supplement and the accompanying prospectus. We are offering these 363,909 shares of our common stock at a price per share of $5.50 per share pursuant to those certain Subscription Agreements dated May 18, 2015 between our company and the investors named therein. Please refer to the section of this prospectus entitled “Plan of Distribution” for additional information.

Our common stock is listed on The NASDAQ Capital Market under the symbol “SMTP.” The last reported sale price of our common stock on May 18, 2015 was $6.13 per share.

We will pay the expenses of registering these shares of common stock, but all selling and other expenses incurred by the investors, if any, will be paid by the investors.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. On the date of this prospectus, the aggregate market value of our outstanding voting and non-voting common equity as calculated pursuant to General Instruction I.B.6 is $32.2 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have offered an aggregate of $0 of securities pursuant to General Instruction I.B.6 to Form S-3. For the purposes of this calculation, we have used the closing price on May 8, 2015, which was $5.89 per share.

Our business and an investment in our common stock include significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

May 18, 2015

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated January 9, 2015, which is part of a shelf registration statement on Form S-3 (File No. 333-201350) that we filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act. The accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectus that we may provide to you in connection with this offering, in their entirety before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we may provide to you in connection with this offering. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may provide to you in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, the shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein to the “Company,” “we,” “us” and “our” refer to SMTP, Inc., SharpSpring and GraphicMail.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, includes those described in “Risk Factors” in this prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

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the timing of the development of future products;

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projections of costs, revenue, earnings, capital structure and other financial items;

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statements of our plans and objectives;

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statements regarding the capabilities of our business operations;

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statements of expected future economic performance;

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statements regarding competition in our market; and

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assumptions underlying statements regarding us or our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

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the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

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strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses;

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the occurrence of hostilities, political instability or catastrophic events;

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changes in customer demand;

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the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services;

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developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards; and

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disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures or equipment.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under “Risk Factors.” Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents that they incorporate by reference. You should pay special attention to the “Risk Factors” section of this prospectus supplement beginning on page S-5 and our financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and in the accompanying prospectus.

About SMTP, Inc.

Background and Business

SMTP, Inc. (the “Company”) is a global provider of cloud-based marketing solutions ranging from sophisticated marketing automation (via subsidiary SharpSpring, as defined below) to comprehensive email and mobile marketing (via subsidiary GraphicMail Group, as defined below) and scalable, cost-effective email deliverability services. The company’s product family is hallmarked by its flexible architecture, ease-of-use and cost-effectiveness. SMTP augments its industry-leading technology with high-quality, multilingual customer service and support.

General Business Developments

We have been providing advanced email delivery capabilities to our customers for over a decade, serving the niche market of SMTP relay services for email. In an effort to broaden the scope of products we can offer to customers:

During February 2014 we closed on an $11,500,000 underwritten public offering of our common stock, including the exercise of the entire over-allotment option granted to the underwriters. The net proceeds to our Company after underwriting discounts and commissions and other expenses approximated $10,562,725.We used the net proceeds received from this offering primarily for the asset acquisition of SharpSpring, LLC. and the GraphicMail Group (defined below), and also for working capital, quarterly dividend payments and other general corporate purposes. Presently, we have no additional agreements with any other potential acquisition candidates.

In August 2014, we acquired substantially all the assets and assumed the liabilities of SharpSpring, LLC, which we assigned to our newly formed, wholly owned subsidiary, SharpSpring, Inc. (“SharpSpring”). SharpSpring enables businesses to enhance their communication and engagement with customers and prospects using advanced marketing automation tools, including web tracking, call tracking and customer relationship management.

In October 2014, we acquired 100% of the equity interest owned, directly or indirectly, in InterInbox SA, a Swiss corporation, ERNEPH 2012A (Pty) Ltd. dba ISMS, a South African limited company, ERNEPH 2012B (Pty) Ltd. dba GraphicMail South Africa, a South African limited company, and Quattro Hosting LLC, a Delaware limited liability company (all such entities are referred to collectively as the “GraphicMail Group,”). The GraphicMail Group collectively operates as the GraphicMail email marketing platform business that is distributed directly and indirectly through channel partners to its international client base of over 35,000 customers. GraphicMail provides users with an enhanced email, social and mobile marketing campaign management tool, including reporting and analytics.

We believe these acquisitions provide us with a vastly improved product set with which to compete in a much larger and faster growing total addressable market. As a result of these acquisitions, we offer our customers a robust suite of marketing automation, email creation and advanced email delivery capabilities in a compelling, cost effective manner. Our integrated product suite consists of:

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SharpSpring, our next-generation marketing automation platform;

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GraphicMail, our advanced email marketing solution; and

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SMTP, our cloud-based email relay delivery service.

These tools help our customers succeed by creating more points of customer interaction and improving relationships. We provide our products primarily on a subscription basis, with additional fees charged if volume limits are exceeded.

Our Corporate Organization

Our Company was originally incorporated in Massachusetts on October 14, 1998 as EMUmail, Inc. and changed its name on April 1, 2010 to SMTP.com, Inc. The Company has historically focused on the execution of email delivery for marketing and enterprise application customers, but has broadened its product set through acquisitions to include marketing automation and email campaign management products. The Company’s services are marketed directly by the Company and through reseller partners.

On November 23, 2010, the Company formed a Delaware corporation, SMTP, Inc. for the purpose of changing the structure of the Company from a Massachusetts corporation to a Delaware corporation and to increase the number of authorized shares outstanding. Also on November 23, 2010, the Company entered into a Merger agreement between SMTP, Inc. and SMTP.com, Inc. whereby the surviving corporation would be SMTP, Inc., the newly formed Delaware corporation.

On December 26, 2013, the Company filed a Certificate of Amendment to its Certificate of Incorporation, with the Secretary of State of the State of Delaware, to effect a 1-for-5 reverse stock split of its common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every five shares of the Company's pre-Reverse Stock Split common stock was combined and reclassified into one share of its common stock.

Corporate Information

Our principal office is located at 10 Tara Boulevard, Suite 430, Nashua, New Hampshire 03062, and our main telephone number is 877-705-9362. Our website address is www.smtp.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement.

This Offering

Securities offered by us	363,909 shares of common stock.
Common stock to be outstanding after this offering	5,835,116 shares of common stock.
Use of proceeds	We intend to use the net proceeds from this offering to immediately pre-pay a portion of the earn-out liability related to the SharpSpring acquisition. See “Use of Proceeds” on page S-20.
Nasdaq Global Market trading symbol	“SMTP”
Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our common stock.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes. We have attempted to identify below the major factors that could cause differences between actual and planned or expected results, but we cannot assure you that we have identified all such factors.

Risks Related To Our Business

The majority of our products and services are sold pursuant to short-term subscription agreements, and if our customers elect not to renew these agreements, our revenues may decrease.

Typically, our products and services are sold pursuant to short-term subscription agreements, which are generally one month to one year in length, with no obligation to renew these agreements. Our renewal rates may decline due to a variety of factors, including the products and services and prices offered by our competitors, new technologies offered by others, consolidation in our customer base or if some of our customers cease their operations. If our renewal rates are low or decline for any reason, or if customers renew on less favorable terms, our revenues may decrease, which could adversely affect our stock price.

We may not be able to scale our business quickly enough to meet our customers' growing needs, and if we are not able to grow efficiently, our operating results could be harmed.

As usage of our marketing software grows and as customers use our solutions for more advanced relationship marketing programs, we will need to devote additional resources to improving our application architecture, integrating with third-party systems, and maintaining infrastructure performance. In addition, we will need to appropriately scale our internal business systems and our services organization, including customer support and professional services, to serve our growing customer base, particularly as our customer demographics expand over time. Any failure of or delay in these efforts could cause impaired system performance and reduced customer satisfaction. These issues could reduce the attractiveness of our marketing software to customers, resulting in decreased sales to new customers, lower renewal rates by existing customers, the issuance of service credits, or requested refunds, which could adversely affect our revenue growth and harm our reputation. Even if we are able to upgrade our systems and expand our staff, any such expansion will be expensive and complex, requiring management time and attention. We could also face inefficiencies or operational failures as a result of our efforts to scale our infrastructure. Moreover, there are inherent risks associated with upgrading, improving and expanding our information technology systems. We cannot be sure that the expansion and improvements to our infrastructure and systems will be fully or effectively implemented on a timely basis, if at all. These efforts may reduce revenue and our margins and adversely affect our financial results.

If we fail to enhance our existing products and services or develop new products and services, our products and services may become obsolete or less competitive and we could lose customers.

If we are unable to enhance our existing products and services or develop new products and services that keep pace with rapid technological developments and meet our customers’ needs, our business will be harmed. Creating and designing such enhancements and new products entail significant technical and business risks and require substantial expenditures and lead-time, and there is no guarantee that such enhancements and new products will be completed in a timely fashion. Nor is there any guarantee that any new service offerings will gain acceptance among our customers or by the broader market. For example, our existing customers may not view any new service as complementary to our service offerings and therefore decide not to purchase such service. If we cannot enhance our existing products and services or develop new products or if we are not successful in selling such enhancements and new products to our customers, we could lose customers or have difficulty attracting new customers, which would adversely impact our financial performance.

If we are unable to attract new customers and retain existing customers on a cost-effective basis, our business and results of operations will be adversely affected.

To succeed, we must continue to attract and retain a large number of customers on a cost-effective basis, many of whom have not previously used the types of products and services that we offer. We rely on a variety of methods to attract new customers, such as paying providers of online services, search engines, directories and other websites to provide content, advertising banners and other links that direct customers to our website, direct sales and partner sales. If we are unable to use any of our current marketing initiatives or the cost of such initiatives were to significantly increase or such initiatives or our efforts to satisfy our existing customers are not successful, we may not be able to attract new customers or retain existing customers on a cost-effective basis and, as a result, our revenue and results of operations would be adversely affected.

If we fail to develop our brands cost-effectively, our business may be adversely affected.

Successful promotion of our brands will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable and useful services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brands. If we fail to successfully promote and maintain our brands, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brands, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business and results of operations could suffer.

Additionally, in the future, we may choose to change the names of our products or update our corporate brand identity, which may lead to confusion about our products and may impede our ability to create brand recognition in the short term.

Our relationships with our resellers and channel partners may be terminated or may not continue to be beneficial in generating new email marketing customers, which could adversely affect our ability to increase our customer base.

We maintain a network of active resellers and channel partners, as well as business service providers such as web developers and marketing agencies, on whom we depend to refer customers to us through links on their websites and outbound promotion to their customers. If we are unable to maintain our contractual relationships with existing channel partners or establish new contractual relationships with potential channel partners, we may experience delays and increased costs in adding customers, which could have a material adverse effect on us. The number of customers we are able to add through these marketing relationships is dependent on the marketing efforts of our partners over which we exercise very little control, and a significant decrease in the number of gross customer additions generated through these relationships could adversely affect the size of our customer base and revenue.

If the delivery of our customers’ emails is limited or blocked, the fees we may be able to charge for our email marketing product may not be accepted by the market and customers may cancel their accounts.

Internet Service Providers (ISP) can block emails from reaching their users. Recent releases of ISP software and the implementation of stringent new policies by ISPs make it more difficult to deliver our customers’ emails. We continually improve our own technology and work closely with ISPs to maintain our deliverability rates. If ISPs materially limit or halt the delivery of our customers’ emails, or if we fail to deliver our customers’ emails in a manner compatible with ISPs’ email handling or authentication technologies, then the fees we charge for our email marketing product may not be accepted by the market, and customers may cancel their accounts.

Our inability to successfully acquire and integrate other businesses, assets, products or technologies could harm our operating results.

We are in the process of integrating SharpSpring and GraphicMail into our business operations. In addition, we may in the future evaluate and pursue acquisitions and strategic investments in businesses, products or technologies that we believe could complement or expand our existing solutions, expand our client base and operations worldwide, enhance our technical capabilities or otherwise offer growth or cost-saving opportunities. From time to time, we may enter into letters of intent with companies with which we are negotiating potential acquisitions or investments or as to which we are conducting due diligence. Although we are currently not a party to any binding definitive agreement with respect to potential investments in, or acquisitions of, complementary businesses, products or technologies, we may enter into these types of arrangements in the future, which could materially decrease the amount of our available cash or require us to seek additional equity or debt financing. We have limited experience in successfully acquiring and integrating businesses, products and technologies. We may not be successful in negotiating the terms of any potential acquisition, conducting thorough due diligence, financing the acquisition or effectively integrating the acquired business, product or technology into our existing business and operations. Our due diligence may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired business, product or technology, including issues related to intellectual property, product quality or product architecture, regulatory compliance practices, revenue recognition or other accounting practices, or employee or customer issues.

Additionally, in connection with any acquisitions we complete, we may not achieve the synergies or other benefits we expected to achieve, and we may incur write-downs, impairment charges or unforeseen liabilities that could negatively affect our operating results or financial position or could otherwise harm our business. If we finance acquisitions using existing cash, the reduction of our available cash could cause us to face liquidity issues or cause other unanticipated problems in the future. If we finance acquisitions by issuing convertible debt or equity securities, the ownership interest of our existing stockholders may be diluted, which could adversely affect the market price of our stock. Further, contemplating or completing an acquisition and integrating an acquired business, product or technology could divert management and employee time and resources from other matters.

Our international operations subject us to additional risks and uncertainties.

Our international operations present unique challenges and risks to our Company. Compliance with complex foreign and U.S. laws and regulations that apply to our international operations increases our cost of doing business in international jurisdictions and could interfere with our ability to offer our products and services to one or more countries or expose us or our employees to fines and penalties. These laws and regulations include, but are not limited to, tax laws, data privacy and filtering requirements, U.S. laws such as the Foreign Corrupt Practices Act, and local laws prohibiting corrupt payments to governmental officials. Violations of these laws and regulations could result in monetary damages, criminal sanctions against us, our officers, or our employees, and prohibitions on the conduct of our business. Our international operations also subject us to additional foreign currency exchange rate risks and will require additional management attention and resources. Our international operations subject us to other inherent risks, including, but not limited to:

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the impact of recessions in economies outside of the United States

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changes in and differences between regulatory requirements between countries

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U.S. and foreign export restrictions, including export controls relating to encryption technologies

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anti-SPAM laws and other laws that may differ materially from US laws

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reduced protection for and enforcement of intellectual property rights in some countries

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potentially adverse tax consequences

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difficulties and costs of staffing and managing foreign operations

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political and economic instability

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international conflicts, wars or terrorism

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tariffs and other trade barriers

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seasonal reductions in business activity

Additionally, some of our technical development and support groups are located in Ukraine. Recently, Ukraine has been subject to economic and political changes, and it may become subject to unfavorable changes in laws, policies and taxation, and the current physical infrastructure of the country may change. Should we become unable to conduct our technical development and support operations in this country in the future, and our contingency and business continuity plans are unsuccessful in addressing the related risks to our operations, our business could be adversely affected.

Our failure to address these risks adequately could materially and adversely affect our business, revenue, results of operations, cash flows and financial condition.

We could be materially affected by the fluctuations of the U.S. Dollar against the Euro, Swiss Franc, South African Rand or British Pound.

Approximately 75% of our revenues are currently generated in U.S. Dollars, while approximately 25% of our revenues are denominated in other currencies including the Euro, Swiss Franc, South African Rand and British Pound. Our costs are generally incurred in similar currencies. Currency exchange rates can fluctuate dramatically, which will impact the amount of revenue we will record when translated to U.S. Dollars and will impact the amount of costs that we incur when translated to U.S. Dollars. Although our cost currencies are generally aligned to our revenue currencies, variances exist between the rate we incur costs in each currency compared to the revenue. Therefore, changes to currency rates may dramatically impact profitability.

If we do not or cannot maintain the compatibility of our marketing software with third-party applications that our customers use in their businesses, our revenue will decline.

The functionality and popularity of our marketing software depends, in part, on our ability to integrate our solutions with third-party applications and platforms, including CRM, event management, e-commerce, call center, and social media sites that our customers use and from which they obtain data. Third-party providers of applications and APIs may change the features of their applications and platforms, restrict our access to their applications and platforms or alter the terms governing use of their applications and APIs and access to those applications and platforms in an adverse manner. Such changes could functionally limit or terminate our ability to use these third-party applications and platforms in conjunction with our solution, which could negatively impact our offerings and harm our business. If we fail to integrate our software with new third-party applications and platforms that our customers use for marketing purposes, we may not be able to offer the functionality that our customers need, which would negatively impact our ability to generate revenue and adversely impact our business.

We face significant threats from new entrants to our business, which could cause us to suffer a decline in revenues and profitability.

Barriers to entry in marketing technology markets are relatively low. Privately-backed and public companies could choose to enter our space and compete directly with us, or indirectly by offering substitute solutions. The result could be decreased demand or pricing for our services, longer sales cycles, or a requirement to make significant incremental investments in research and development to match these entrants’ new technologies. If any of these happens, it could cause us to suffer a decline in revenues and profitability.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The market for our services is competitive and rapidly changing, and the barriers to entry are relatively low. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, limit customer attrition and maintain our prices.

Our principal competitors include marketing automation companies like HubSpot, Marketo and Act-On, as well as providers of email management services for small to medium size businesses such as AuthSmtp.com, SMTP2Go.com, SendGrid.com, JangoMail.com/JangoSMTP.com, SocketLabs.com, StrongMail.com, ExactTarget.com, CheetahMail.com, ConstantContact.com, iContact.com, MailChimp.com/Mandrill.com and Bronto.com, as well as larger companies such as Amazon.com, and the in-house information technology capabilities of prospective customers. Competition could result in reduced sales, reduced margins or the failure of our email marketing product to achieve or maintain more widespread market acceptance, any of which could harm our business. While we do not compete currently with vendors serving larger customers, we may face future competition from these providers if they determine that our target market presents an opportunity for them. We may also experience competition from Internet Service Providers, or ISPs, advertising and direct marketing agencies and other large established businesses, such as Microsoft Corporation, Google Inc. or Yahoo! Inc., possessing large, existing customer bases, substantial financial resources and established distribution channels. If these companies decide to develop, market or resell competitive email marketing products, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed. In addition, one or more of these ISPs or other businesses could decide to offer a competitive email marketing product at no cost or low cost in order to generate revenue as part of a larger product offering.

Our current and potential competitors may have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their products. Our current and potential competitors may have more extensive customer bases and broader customer relationships than we have. In addition, these companies may have longer operating histories and greater name recognition than we have and may be able to bundle an email marketing product with other products that have gained widespread market acceptance. These competitors may be better able to respond quickly to new technologies and to undertake more extensive marketing campaigns. If we are unable to compete with such companies, the demand for our products could substantially decline.

Our business is substantially dependent on continued demand for marketing and email technology and any decrease in demand could cause us to suffer a decline in revenues and profitability.

We derive, and expect to continue to derive, substantially all of our revenue from organizations, including small and medium size businesses, associations and non-profits. As a result, widespread acceptance of marketing technology and communicating by email among small and medium size organizations is critical to our future growth and success. The overall market for email and related services is relatively new and still evolving, and small organizations have generally been slower than larger organizations to adopt email marketing as part of their marketing mix. There is no certainty regarding how or whether this market will develop, or whether it will experience any significant contractions. Our ability to attract and retain customers will depend in part on our ability to make email communications convenient, effective and affordable. If small and medium size organizations determine that email marketing and communication does not sufficiently benefit them, existing customers may cancel their accounts and potential customers may decide not to utilize our email services. In addition, many small and medium size organizations currently lack the technical expertise to effectively send large quantities of email. As technology advances, however, small and medium size organizations may establish the capability to manage their own email transmissions and therefore have no need for our email services. If the market for email services fails to grow or grows more slowly than we currently anticipate, demand for our services may decline and our revenue would suffer.

We depend on search engines to attract a significant percentage of our customers, and if those search engines change their listings or our relationship with them deteriorates or terminates, we may be unable to attract new customers, which would adversely affect our business and results of operations.

Many of our customers located our website by clicking through on search results displayed by search engines such as Google and Yahoo!. Search engines typically provide two types of search results, algorithmic and purchased listings. Algorithmic listings cannot be purchased, and instead are determined and displayed solely by a set of formulas designed by the search engine. Purchased listings can be purchased by advertisers in order to attract users to their websites. We rely on both algorithmic and purchased listings to attract a significant percentage of the customers we serve to our website. Search engines revise their algorithms from time to time in an attempt to optimize their search result listings. If search engines on which we rely for algorithmic listings modify their algorithms, this could result in fewer customers clicking through to our website, requiring us to resort to other costly resources to replace this traffic, which, in turn, could reduce our revenue and negatively impact our operating results, harming our business. If one or more search engines on which we rely for purchased listings modifies or terminates its relationship with us, our expenses could rise, or our revenue could decline and our business may suffer. The cost of purchased search listing advertising fluctuates and may increase as demand for these channels grows, and any such increases could have negative effects on our financial results.

We are a small public company. The requirements of being a public company are a strain on our systems and resources, are a diversion to management’s attention and are costly.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934 (Exchange Act) the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act), the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), and the rules and regulations of The NASDAQ Stock Market. The requirements of these rules and regulations increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources.

The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing the costly process of implementing and testing our systems to report our results as a public company, to continue to manage our growth and to implement internal controls. We are and will continue to be required to implement and maintain various other control and business systems related to our equity, finance, treasury, information technology, other recordkeeping systems and other operations. As a result of this implementation and maintenance, management's attention may be diverted from other business concerns, which could adversely affect our business. Furthermore, we rely on third-party software and system providers for ensuring our reporting obligations and effective internal controls, and to the extent these third parties fail to provide adequate service including as a result of any inability to scale to handle our growth and the imposition of these increased reporting and internal controls and procedures, we could incur material costs for upgrading or switching systems and our business could be materially affected.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management's time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

In addition, we expect these laws, rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain appropriate levels of coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers.

As a result of being a public company, our business and financial condition have become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the time and resources of our management and adversely affect our business and operating results.

Risks Related To Our Management

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel. Our future also depends on the continued efforts and abilities of our executive officers, including our Chief Executive Officer and other key personnel, each of whom would be difficult to replace. In particular, Jonathan M. Strimling, our Chief Executive Officer, Richard Carlson, President of SharpSpring and Nick Eckert, President of GraphicMial are critical to the development of our strategic direction. The loss of the services of Messrs. Strimling, Carlson and Eckert, or other key personnel, and the process to replace any of our key personnel, would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives. We currently do not maintain key person life insurance on any of our executives. Accordingly, the loss of the services of any of these persons would adversely affect our business.

Our anticipated growth in our operations could place a significant strain on our management team and our administrative, operational and financial reporting infrastructure.

Our success will depend in part on the ability of our management team to effectively manage our growth in our operations. To do so, we believe we will need to continue to hire, train and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational and financial controls and update our reporting procedures and systems. The expected addition of new employees and the capital investments that we anticipate will be necessary to manage our anticipated growth will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully manage our anticipated growth, our business operations could be adversely affected.

Our officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general stockholders.

As of March 31, 2015, our officers and directors, in the aggregate, beneficially own approximately or have the right to vote approximately 51% of our outstanding common shares on a fully diluted basis. As a result, these stockholders, acting together, have the ability to control substantially all matters submitted to our stockholders for approval including:

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election of our board of directors

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removal of any of our directors

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amendment of our Articles of Incorporation or By-laws

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adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us

As a result of their ownership and positions, our officers and directors collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. The interests of our officers may differ from the interests of the other stockholders, and they may influence decisions with which the other stockholders may not agree. Such decisions may be detrimental to our business plan and/or operations and they may cause our business to fail in which case you may lose your entire investment.

Substantial future sales of shares of our common stock by existing stockholders could depress the market price of our common stock.

The market price for our common stock could decline as a result of the sale of substantial amounts of our common stock, particularly sales by our chairman, directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

We do not yet have an effective system of internal controls, and we may not be able to accurately report our financial results or to prevent fraud.

The United States Securities and Exchange Commission, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company's internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting. If we fail to achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls, on an ongoing basis, over financial reporting in accordance with the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for our Company to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our shares of common stock.

A material weakness in internal controls may remain undetected for a longer period because of our Company's exemption from the auditor attestation requirements under Section 404(b) of Sarbanes-Oxley.

Our annual report does not include an attestation report of the Company’s independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit the Company to provide only management’s attestation in its annual report. As a result, a material weakness in our internal controls may remain undetected for a longer period.

Risks Related To Our Systems

Our customers’ use of our products to transmit negative messages or website links to harmful applications could damage our reputation, and we may face liability for unauthorized, inaccurate or fraudulent information distributed via our services.

Our customers could use our email servers to transmit negative messages or website links to harmful applications, reproduce and distribute copyrighted material without permission, or report inaccurate or fraudulent data or information. Any such use of our products could damage our reputation and we could face claims for damages, copyright or trademark infringement, defamation, negligence or fraud. Moreover, our customers’ promotion of their products and services through our email marketing product may not comply with federal, state and foreign laws. We cannot predict whether our role in facilitating these activities would expose us to liability under these laws.

Even if claims asserted against us do not result in liability, we may incur substantial costs in investigating and defending such claims. If we are found liable for our customers’ activities, we could be required to pay fines or penalties, redesign business methods or otherwise expend resources to remedy any damages caused by such actions and to avoid future liability.

Various private spam blacklists have in the past interfered with, and may in the future interfere with, the effectiveness of our products and our ability to conduct business.

We depend on email to market to and communicate with our customers, and our customers rely on email to communicate with their constituents. Various private entities attempt to regulate the use of email for commercial solicitation. These entities often advocate standards of conduct or practice that significantly exceed current legal requirements and classify certain email solicitations that comply with current legal requirements as spam. Some of these entities maintain “blacklists” of companies and individuals, and the websites, ISPs and Internet protocol addresses associated with those entities or individuals that do not adhere to those standards of conduct or practices for commercial email solicitations that the blacklisting entity believes are appropriate. If a company’s Internet protocol addresses are listed by a blacklisting entity, emails sent from those addresses may be blocked if they are sent to any Internet domain or Internet address that subscribes to the blacklisting entity’s service or purchases its blacklist.

Some of our internet protocol addresses currently are listed with one or more blacklisting entities and, in the future, our other Internet protocol addresses may also be listed with these and other blacklisting entities. There can be no guarantee that we will not continue to be blacklisted or that we will be able to successfully remove ourselves from those lists. Blacklisting of this type could interfere with our ability to market our products and services and communicate with our customers and could undermine the effectiveness of our customers’ email marketing campaigns, all of which could have a material negative impact on our business and results of operations.

Our facilities and systems are vulnerable to natural disasters and other unexpected events and any of these events could result in an interruption of our ability to execute clients’ email campaigns.

We depend on the efficient and uninterrupted operations of our third-party data centers and hardware systems. The data centers and hardware systems are vulnerable to damage from earthquakes, tornados, hurricanes, fire, floods, power loss, telecommunications failures and similar events. If any of these events results in damage to our third-party data centers or systems, we may be unable to execute clients’ hosted online direct marketing campaigns until the damage is repaired, and may accordingly lose clients and revenues. In addition, subject to applicable insurance coverage, we may incur substantial costs in repairing any damage.

System failures could reduce the attractiveness of our service offerings, which could cause us to suffer a decline in revenues and profitability.

We provide email delivery services to our clients and end-users through our proprietary technology and client management systems. The satisfactory performance, reliability and availability of the technology and the underlying network infrastructure are critical to our operations, level of client service, reputation and ability to attract and retain clients. We have experienced periodic interruptions, affecting all or a portion of our systems, which we believe will continue to occur from time to time. We are not aware of any loss of customers due to material service interruptions. However any systems damage or interruption that impairs our ability to accept and fill client orders could result in an immediate loss of revenue to us, and could cause some clients to purchase services offered by our competitors. In addition, frequent systems failures could harm our reputation. Some factors that could lead to interruptions in customer service include: operator negligence; improper operation by, or supervision of, employees; physical and electronic break-ins; misappropriation; computer viruses and similar events; power loss; computer systems failures; and Internet and telecommunications failures. We do not carry sufficient business interruption insurance to fully compensate us for losses that may occur.

A rapid expansion of our network and systems could cause our network or systems to fail or cause our network to lose data.

In the future, we may need to expand our network and systems at a more rapid pace than we have in the past. We may suddenly require additional bandwidth for which we have not adequately planned. We may secure an extremely large customer, group of customers, or experience demands for growth by an existing customer or set of customers that would require significant system resources. Our network or systems may not be capable of meeting the demand for increased capacity, or we may incur additional unanticipated expenses to accommodate such capacity constraints. In addition, we may lose valuable data or our network may temporarily shut down if we fail to expand our network to meet future requirements. Any disruption in our network processing or loss of data may damage our reputation and result in the loss of customers.

Any significant disruption in service on our websites or in our computer systems, or in our customer support services, could reduce the attractiveness of our products and result in a loss of customers.

The satisfactory performance, reliability and availability of our technology and our underlying network infrastructure are critical to our operations, level of customer service, reputation and ability to attract new customers and retain existing customers. Our production system hardware and the disaster recovery operations for our production system hardware are co-located in third-party hosting facilities. None of the companies who host our systems guarantee that our customers’ access to our products will be uninterrupted, error-free or secure. Our operations depend on their ability to protect their and our systems in their facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. In the event that our arrangements with third-party data centers are terminated, or there is a lapse of service or damage to their facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in access to our services, whether as a result of a third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with customers and our reputation. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. These factors could damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause customers to cancel their accounts, any of which could adversely affect our business, financial condition and results of operations.

An unexpected disaster could lead to service interruptions and result in a loss of customers.

While we have established contingency plans for certain potential disasters, it is possible that an unexpected disaster may occur, which could interrupt our ability to provide services. In the event of a disaster in which our software or hardware are irreparably damaged or destroyed, we would experience interruptions in access to our services. Any or all of these events could cause our customers to lose access to our products.

We rely on third-party computer hardware and software that may be difficult to replace or that could cause errors or failures of our service, which could cause us to suffer a decline in revenues and profitability.

We rely on computer hardware purchased and software licensed from third parties in order to offer our products, including software from Message Systems, hardware from such large vendors as International Business Machines Corporation, Dell Computer Corporation, Sun Microsystems, Inc. and EMC Corporation and hosting services from Amazon Web Services, Rackspace, Softlayer, Linode, Hetzner, Sadecehosting, Data Realms, Sprocket Networks, MongoHQ, Microsoft Azure, and others as well. This hardware and software may not continue to be available on commercially reasonable terms, or at all. If we lose the right to use any of this hardware or software or such hardware or software malfunctions, our customers could experience delays or be unable to access our services until we can obtain and integrate equivalent technology or repair the cause of the malfunctioning hardware or software. Any delays or failures associated with our services could upset our customers and harm our business.

If we are unable to protect the confidentiality of our unpatented proprietary information, processes and know-how and our trade secrets, the value of our technology and services could be adversely affected.

We rely upon unpatented proprietary technology, processes and know-how and trade secrets. Although we try to protect this information in part by executing confidentiality agreements with our employees, consultants and third parties, such agreements may offer only limited protection and may be breached. Any unauthorized disclosure or dissemination of our proprietary technology, processes and know-how or our trade secrets, whether by breach of a confidentiality agreement or otherwise, may cause irreparable harm to our business, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise be independently developed by our competitors or other third parties. If we are unable to protect the confidentiality of our proprietary information, processes and know-how or our trade secrets are disclosed, the value of our technology and services could be adversely affected, which could negatively impact our business, financial condition and results of operations.

Our use of open source software could impose limitations on our ability to commercialize our products, which could cause us to suffer a decline in revenues and profitability.

Customizations to open source software code generally require developers to make their work available at no cost. Since we have created our software by developing extensions which plug into open source software without modifying the open source code, we do not believe there is a risk we could be required to offer our products or make our source code available. Although we monitor our use of open source software closely, the terms of many open source licenses to which we are subject have not been interpreted by United States or foreign courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to commercialize our products. In such event, we could be required to seek licenses from third parties in order to continue offering our products, to re-engineer our products or to discontinue sales of our products, or to release our software code under the terms of an open source license, any of which could materially adversely affect our business.

Given the nature of open source software, there is also a risk that third parties may assert copyright and other intellectual property infringement claims against us based on our use of certain open source software programs. The risks associated with intellectual property infringement claims are discussed immediately below.

Because we have not filed for patent protection of some of our technologies, we face the risk of our technologies not being adequately protected.

We have applied for a patent of our proprietary call tracking technology developed by SharpSpring; but we have not applied for patent protection of our other licensed technologies or processes with the US Patent and Trademark Office; if we fail to obtain a patent for our proprietary call tracking technology, or fail to obtain patents on our other technologies and processes, we may be unable to adequately protect our intellectual property, especially if the designs and materials used in our products are replicated by our competitors. Further, even if we file for patent protection, there is no assurance that it will be approved by the US Patent and Trademark Office.

If a third party asserts that we are infringing its intellectual property, whether successful or not, it could subject us to costly and time-consuming litigation or require us to obtain expensive licenses, and our business may be adversely affected.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Third parties may assert patent and other intellectual property infringement claims against us in the form of lawsuits, letters or other forms of communication. These claims, whether or not successful, could:

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divert management’s attention;

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result in costly and time-consuming litigation;

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require us to enter into royalty or licensing agreements, which may not be available on acceptable terms, or at all;

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in the case of open source software-related claims, require us to release our software code under the terms of an open source license; or

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require us to redesign our software and services to avoid infringement.

As a result, any third-party intellectual property claims against us could increase our expenses and adversely affect our business. In addition, many of our agreements with our channel partners require us to indemnify them for third-party intellectual property infringement claims, which would increase the cost to us resulting from an adverse ruling on any such claim. Even if we have not infringed any third parties’ intellectual property rights, we cannot be sure our legal defenses will be successful, and even if we are successful in defending against such claims, our legal defense could require significant financial resources and management time. Finally, if a third party successfully asserts a claim that our products infringe its proprietary rights, royalty or licensing agreements might not be available on terms we find acceptable or at all and we may be required to pay significant monetary damages to such third party.

If the security of our customers’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, our reputation may be severely harmed, we may be exposed to liability and we may lose the ability to offer our customers a credit card payment option.

Our system stores our customers’ proprietary email distribution lists, credit card information and other critical data. Any accidental or willful security breaches or other unauthorized access could expose us to liability for the loss of such information, adverse regulatory action by federal and state governments, time-consuming and expensive litigation and other possible liabilities as well as negative publicity, which could severely damage our reputation. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, and, as a result, a third party obtains unauthorized access to any of our customers’ data, our relationships with our customers will be severely damaged, and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states, including Massachusetts, have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach often lead to widespread negative publicity, which may cause our customers to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, and we could lose customers and fail to acquire new customers.

If we fail to maintain our compliance with the data protection policy documentation standards adopted by the major credit card issuers, we could lose our ability to offer our customers a credit card payment option. Any loss of our ability to offer our customers a credit card payment option would make our products less attractive to many small organizations by negatively impacting our customer experience and significantly increasing our administrative costs related to customer payment processing.

We may be the subjected of intentional cyber disruptions and attacks.

We expect to be an ongoing target of attacks specifically designed to impede the performance of our products. Experienced computer programmers, or hackers, may attempt to penetrate our network security or the security of our data centers and IT environments. These hackers, or others, which may include our employees or vendors, may cause interruptions of our services. Although we continually seek to improve our countermeasures to prevent and detect such incidents, if these efforts are not successful, our business operations, and those of our customers, could be adversely affected, losses or theft of data could occur, our reputation and future sales could be harmed, governmental regulatory action or litigation could be commenced against us and our business, financial condition, operating results and cash flow could be materially adversely affected.

Risks Related To Our Industry

The growth of the email marketing market depends on the continued growth and effectiveness of anti-spam products, which may be insufficient to enable us to offer our services at a profit.

Adoption of email as a communications medium depends on the ability to prevent junk mail, or “spam,” from overwhelming a subscriber’s electronic mailbox. In recent years, many companies have evolved to address this issue and filter unwanted messages before they reach customers’ mailboxes. In response, spammers have become more sophisticated and have also begun using junk messages as a means for fraud. Email protection companies in turn have evolved to address this new threat. However, if their products fail to be effective against spam, adoption of email as a communications tool will decline, which would adversely affect the market for our services.

Current economic conditions may negatively affect the business sector, which may cause our customers to terminate existing accounts with us or cause potential customers to fail to purchase our products, resulting in a decrease in our revenue and impairing our ability to operate profitably.

Our email services are designed specifically for small and medium size organizations, including small and medium size businesses, associations and non-profits that frequently have limited budgets and may be more likely to be significantly affected by economic downturns than their larger, more established counterparts. Small organizations may choose to spend the limited funds that they have on items other than our products and may experience higher failure rates. Moreover, if small organizations experience economic hardship, they may be unwilling or unable to expend resources on marketing, including email marketing, which would negatively affect the overall demand for our products, increase customer attrition and could cause our revenue to decline. In addition, we have limited experience operating our business during an economic downturn. Accordingly, we do not know if our current business model will continue to operate effectively during the current economic downturn. Furthermore, we are unable to predict the likely duration and severity of the current adverse economic conditions in the U.S. and other countries, but the longer the duration the greater risks we face in operating our business. There can be no assurance, therefore, that current economic conditions or worsening economic conditions, or a prolonged or recurring recession, will not have a significant adverse impact on our operating and financial results.

U.S. federal legislation entitled Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 imposes certain obligations on the senders of commercial emails, which could minimize the effectiveness of our email marketing product, and establishes financial penalties for non-compliance, which could increase the costs of our business.

The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, establishes certain requirements for commercial email messages and specifies penalties for the transmission of commercial email messages that are intended to deceive the recipient as to source or content. The CAN-SPAM Act, among other things, obligates the sender of commercial emails to provide recipients with the ability to opt out of receiving future emails from the sender. In addition, some states have passed laws regulating commercial email practices that are significantly more punitive and difficult to comply with than the CAN-SPAM Act, particularly Utah and Michigan, which have enacted do-not-email registries listing minors who do not wish to receive unsolicited commercial email that markets certain covered content, such as adult or other harmful products. Some portions of these state laws may not be preempted by the CAN-SPAM Act. The ability of our customers’ constituents to opt out of receiving commercial emails may minimize the effectiveness of our email marketing product. Moreover, non-compliance with the CAN-SPAM Act carries significant financial penalties. If we were found to be in violation of the CAN-SPAM Act, applicable state laws not preempted by the CAN-SPAM Act, or foreign laws regulating the distribution of commercial email, whether as a result of violations by our customers or if we were deemed to be directly subject to and in violation of these requirements, we could be required to pay penalties, which would adversely affect our financial performance and significantly harm our business. We also may be required to change one or more aspects of the way we operate our business, which could impair our ability to attract and retain customers or increase our operating costs.

Existing federal, state and foreign laws regulate Internet tracking software, the senders of commercial emails and text messages, website owners and other activities, and could impact the use of our marketing tools and potentially subject us to regulatory enforcement or private litigation.

Certain aspects of how our customers utilize our marketing tools are subject to regulations in the United States, European Union and elsewhere. New and expanding “Do Not Track” regulations have recently been enacted or proposed that protect users' right to choose whether or not to be tracked online. These regulations seek, among other things, to allow consumers to have greater control over the use of private information collected online, to forbid the collection or use of online information, to demand a business to comply with their choice to opt out of such collection or use, and to place limits upon the disclosure of information to third party websites. These policies could have a significant impact on the operation of our marketing software and could impair our attractiveness to customers, which would harm our business.

Customers and potential customers in the healthcare, financial services and other industries are subject to substantial regulation regarding their collection, use and protection of data and may be the subject of further regulation in the future. Accordingly, these laws or significant new laws or regulations or changes in, or repeals of, existing laws, regulations or governmental policy may change the way these customers do business and may require us to implement additional features or offer additional contractual terms to satisfy customer and regulatory requirements, or could cause the demand for and sales of our marketing software to decrease and adversely impact our financial results.

In addition, U.S., state and foreign jurisdictions are considering and may in the future enact legislation or laws restricting the ability to conduct marketing activities in mobile, social and web channels. Any of the foregoing existing or future restrictions could require us to change one or more aspects of the way we operate our business, which could impair our ability to attract and retain customers, or increase our operating costs or otherwise harm our business. We may be unable to pass along those costs to our customers in the form of increased subscription fees.

While these laws and regulations generally govern our customers’ use of our marketing tools, we may be subject to certain laws as a data processor on behalf of, or as a business associate of, our customers. For example, these laws and regulations governing the collection, use and disclosure of personal information include, in the United States, rules and regulations promulgated under the authority of the Federal Trade Commission, the Health Insurance Portability and Accountability Act of 1996, the Gramm-Leach-Bliley Act of 1999 and state breach notification laws, and internationally, the Data Protection Directive in the European Union and the Federal Data Protection Act in Germany. If we were found to be in violation of any of these laws or regulations as a result of government enforcement or private litigation, we could be subjected to civil and criminal sanctions, including both monetary fines and injunctive action that could force us to change our business practices, all of which could adversely affect our financial performance and significantly harm our reputation and our business.

Privacy concerns and consumers' acceptance of Internet behavior tracking may limit the applicability, use and adoption of our marketing software.

Privacy concerns may cause consumers to resist providing the personal data necessary to allow our customers to use our services effectively. We have implemented various features intended to enable our customers to better protect consumer privacy, but these measures may not alleviate all potential privacy concerns and threats. Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of our services in certain industries. In addition to government activity, privacy advocacy groups and the technology and other industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us. There are numerous lawsuits in process against various technology companies that collect and use personal information. If those lawsuits are successful, it could impact the way we conduct our business and adversely affect our financial results. The costs of compliance with, and other burdens imposed by, the foregoing laws, regulations, policies and actions may limit the use and adoption of our cloud-based marketing software and reduce overall demand for it, or lead to significant fines, penalties or liabilities for any noncompliance or loss of any such action.

Evolving regulations concerning data privacy may restrict our customers’ ability to solicit, collect, process and use data necessary to conduct email campaigns or to analyze the results or may increase their costs, which could harm our business.

Federal, state and foreign governments have enacted, and may in the future enact, laws and regulations concerning the solicitation, collection, processing or use of consumers’ personal information. Such laws and regulations may require companies to implement privacy and security policies, permit users to access, correct and delete personal information stored or maintained by such companies, inform individuals of security breaches that affect their personal information, and, in some cases, obtain individuals’ consent to use personal information for certain purposes. Other proposed legislation could, if enacted, prohibit the use of certain technologies that track individuals’ activities on web pages or that record when individuals click through to an Internet address contained in an email message. Such laws and regulations could restrict our customers’ ability to collect and use email addresses, page viewing data, and personal information, which may reduce demand for our products. They may also negatively impact our ability to effectively market our products.

As Internet commerce develops, federal, state and foreign governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign governments becomes more likely. Our business could be negatively impacted by the application of existing laws and regulations or the enactment of new laws applicable to email communications. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to our customers in the form of increased subscription fees. In addition, federal, state and foreign governmental or regulatory agencies may decide to impose taxes on services provided over the Internet or via email. Such taxes could discourage the use of the Internet and email as a means of commercial marketing and communications, which would adversely affect the viability of our services.

Risks Related To Owning Our Securities

We are contractually obligated to make significant earn out payments related to our SharpSpring acquisition and may be required to make earn out payments related to our GraphicMail acquisition which could dilute your ownership of our common stock.

We are contractually required to pay earn out consideration of an additional $5.0 million in connection with our SharpSpring acquisition, which will be paid 80% in stock and 20% in cash, in addition to the prepayment of $5.0 million which we are making in conjunction with this offering.  We may be required to pay earn out consideration of $0.8 million in connection with our GraphicMail acquisition, which will be paid 50% in cash and 50% in stock.  Therefore, we anticipating needing to fund cash payments of up to $1.4 million in April 2016 and issue a significant number of shares of our common stock. Therefore, we may need to raise additional capital before April 2016, which may not be available to us on favorable terms, which could dilute your ownership of our common stock.

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

We have historically relied on outside financing and cash from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to:

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make earn out payments in connection with our SharpSpring and GraphicMail acquisitions;

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fund our operations;

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respond to competitive pressures;

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take advantage of strategic opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses; and

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develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

We may expand through acquisitions of, or investments in, other companies or through business relationships, all of which may result in additional dilution to our stockholders and consumption of resources that are necessary to sustain our business.

One of our business strategies is to acquire competing or complementary services, technologies or businesses. We also may enter into relationships with other businesses in order to expand our service offerings, which could involve preferred or exclusive licenses, additional channels of distribution or discount pricing or investments in other companies.

In connection with one or more of those transactions, we may:

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issue additional equity securities that would dilute our stockholders;

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use cash that we may need in the future to operate our business;

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incur debt on terms unfavorable to us or that we are unable to repay;

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incur large charges or substantial liabilities;

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encounter difficulties retaining key employees of the acquired company or integrating diverse business cultures;

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become subject to adverse tax consequences, substantial depreciation or deferred compensation charges; and

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encounter unfavorable reactions from investment banking market analysts who disapprove of our completed acquisitions.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to existing common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our certificate of incorporation allows us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders thereof the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock or other preferred stockholders and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock or existing preferred stock, if any.

Preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred stock may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock and preferred stock.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline and may impair our ability to raise capital in the future.

Our common stock is traded on The NASDAQ Capital Market and, despite certain increases of trading volume from time to time, there have been periods when the market for our common stock could be considered “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. Finance transactions resulting in a large amount of newly issued shares that become readily tradable, or other events that cause current stockholders to sell shares, could place downward pressure on the trading price of our stock. We currently have outstanding a total of 2,802,190 shares of restricted common stock that are held by certain stockholders. In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares of common stock to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our stock.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, including the ending of restriction on resale, substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. Sales of a substantial number of shares of our common stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business.

Our amended certificate of incorporation and bylaws, and certain provisions of Delaware corporate law, as well as certain of our contracts, contain provisions that could delay or prevent a change in control even if the change in control would be beneficial to our stockholders.

Delaware law, as well as our amended certificate of incorporation and bylaws, contains anti-takeover provisions that could delay or prevent a change in control of our Company, even if the change in control would be beneficial to our stockholders. These provisions could lower the price that future investors might be willing to pay for shares of our common stock. These anti-takeover provisions:

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authorize our board of directors to create and issue, without stockholder approval, preferred stock, thereby increasing the number of outstanding shares, which can deter or prevent a takeover attempt;

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prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

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empower our board of directors to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

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provide that our board of directors is expressly authorized to adopt, amend or repeal our bylaws; and

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provide that our directors will be elected by a plurality of the votes cast in the election of directors.

Section 203 of the Delaware General Corporation Law, the terms of our employee stock option agreements and other contractual provisions may also discourage, delay or prevent a change in control of our Company. Section 203 generally prohibits a Delaware corporation from engaging in a business combination with an interested stockholder for three years after the date the stockholder became an interested stockholder. Our employee stock option agreements include change-in-control provisions that allow us to grant options or stock purchase rights that may become vested immediately upon a change in control. The terms of change of control provisions contained in certain of our senior executive employee agreements may also discourage a change in control of our Company. Our board of directors also has the power to adopt a stockholder rights plan that could delay or prevent a change in control of our Company even if the change in control is generally beneficial to our stockholders. These plans, sometimes called “poison pills,” are oftentimes criticized by institutional investors or their advisors and could affect our rating by such investors or advisors. If our board of directors adopts such a plan, it might have the effect of reducing the price that new investors are willing to pay for shares of our common stock.

Together, these charter, statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by our founder, executive officers, and members of our board of directors, could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Our quarterly results may fluctuate and if we fail to meet the expectations of analysts or investors, our stock price could decline substantially.

Our quarterly operating results may fluctuate, and if we fail to meet or exceed the expectations of securities analysts or investors, the trading price of our common stock could decline. Some of the important factors that could cause our revenue and operating results to fluctuate from quarter to quarter include:

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our ability to retain existing customers, attract new customers and satisfy our customers’ requirements;

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general economic conditions;

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changes in our pricing policies;

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our ability to expand our business;

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our ability to successfully integrate our acquired businesses;

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new product and service introductions;

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technical difficulties or interruptions in our services;

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the timing of additional investments in our hardware and software systems;

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regulatory compliance costs;

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costs associated with future acquisitions of technologies and businesses; and

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extraordinary expenses such as litigation or other dispute-related settlement payments.

Some of these factors are not within our control, and the occurrence of one or more of them may cause our operating results to vary widely. As such, we believe that quarter-to-quarter comparisons of our revenue and operating results may not be meaningful and should not be relied upon as an indication of future performance.

Our common stock is subject to volatility.

We cannot assure you that the market price for our common stock will remain at its current level and a decrease in the market price could result in substantial losses for investors. The market price of our common stock may be significantly affected by one or more of the following factors:

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announcements or press releases relating to our industry or to our own business or prospects;

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regulatory, legislative, or other developments affecting us or our industry generally;

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sales by holders of restricted securities pursuant to effective registration statements or exemptions from registration; and

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market conditions specific to email delivery companies, our industry and the stock market generally.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We currently have one independent research analyst covering our stock and may not obtain additional research coverage by securities and industry analysts. If no additional securities or industry analysts commence coverage of us, the trading price for our common stock could be negatively affected. In the event any analyst who covers us downgrades our securities, the price of our securities would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our securities could decrease, which could cause the price of our common stock and its trading volume to decline.

USE OF PROCEEDS

Based upon the offering price of $5.50 per share, we estimate that the net proceeds we will receive from this offering will be approximately $1,980,000, after deducting estimated expenses payable by us. The Company is receiving all of the proceeds of this offering as this offering does not involve any selling shareholders.

We intend to use the net proceeds from this offering to immediately pre-pay a portion of the SharpSpring acquisition earn-out liability. On August 15, 2014, we acquired substantially all the assets and assumed certain specified liabilities of SharpSpring, for a cash payment of $5,000,000 plus potential earn out consideration of $10,000,000 that was contingent on the SharpSpring product achieving certain levels of revenue in 2015. The SharpSpring earn out was payable 60% in cash and 40% in our common stock and would have been due within five business days of the completion of the annual audit for 2015.  Based on the current trajectory of the SharpSpring product revenues, we had become confident that we would be paying out the full value of the SharpSpring earn out consideration and we have decided to use the net proceeds associated with this offering to immediately pre-pay a portion of the cash earn-out liability. In conjunction with that pre-payment in cash, the Company is entering into a separate transaction with the former SharpSpring shareholders to convert an additional $3,000,000 of the cash earn out liability into shares of the Company’s common stock at the same time as this offering with the same price contemplated in this offering.

MARKET FOR OUR COMMON STOCK

Our common stock trades on The NASDAQ Capital Market under the symbol “SMTP”. Prior to January 31, 2014 our common stock traded on the OTCQB under the symbol “SMTP”. The following table set forth below lists the range of high and low bids for our common stock for our two most recent fiscal years.

		High	Low

2013*	1st Quarter	$7.25	$5.05
	2nd Quarter	$5.50	$4.25
	3rd Quarter	$5.95	$4.35
	4th Quarter	$9.25	$1.43

2014	1st Quarter	$10.00	$5.93
	2nd Quarter	$6.50	$5.87
	3rd Quarter	$6.70	$5.95
	4 th Quarter	$6.65	$5.42

2015	1st Quarter	$6.07	$4.52

*The prices in the table reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions or a liquid trading market. The prices also give pro forma effect to the 1-for-5 reverse stock split of our outstanding shares of common stock that occurred on December 26, 2013.

On May 18, 2015, the last reported sale price of our common stock on The NASDAQ Capital Market was $6.13 per share.

DIVIDEND POLICY

Our Company began paying regular cash dividends during the year ended December 31, 2012. During fiscal year 2014 and 2013, our Company distributed quarterly dividends of $2,459,711 and $1,255,936, respectively, in cash to its stockholders. Our Company has not distributed a cash dividend in 2015.

No restrictions limit our ability to pay cash dividends on our common stock. The payment of cash dividends in the future is contingent upon our Company's revenues and earnings, capital requirements and general financial condition. Our board of directors presently has no intention to resume paying cash dividends in the foreseeable future. The payment of any dividends is within the discretion of our board of directors.

PLAN OF DISTRIBUTION

We have entered into a Subscription Agreement with each of the investors, dated May 18, 2015, providing for the sale of a total of 363,909 shares of our common stock at a purchase price of $5.50 per share.

LEGAL MATTERS

Certain legal matters with respect to the common stock will be passed upon for us by Reed Smith LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We also maintain a web site at www.smtp.com, through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows this filing to “incorporate by reference” information that the Company previously filed with the SEC. This means we can disclose important information to you by referring you to other documents that we have filed with the SEC. The information that is incorporated by reference is considered part of this prospectus supplement, and information that the Company files later will automatically update and may supersede this information. For further information about us and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

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Our annual report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 31, 2015;

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Our quarterly report on Form 10-Q filed on May 15, 2015;

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All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and

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The description of our common stock contained in Forms 8-A filed on January 27, 2014 and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Items 2.02 or 7.01 of Form 8-K.

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

SMTP, Inc.

10 Tara Boulevard, Suite 430

Nashua, New Hampshire 03062

877-705-9362

Attention: Chief Financial Officer

JANUARY 9, 2015

PROSPECTUS

SMTP, INC.

$50,000,000 Shares of Common Stock / Preferred Stock / Warrants / Units

2,657,213 Shares of Common Stock Offered by Selling Security Holder

SMTP, Inc., a Delaware corporation (“us”, “we”, “our”, “SMTP” or the “Company”) may offer and sell from time to time, in one or more series or issuances and on terms that SMTP will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000. In addition, the selling security holder (described in the section entitled “Selling Security Holder” on page 11 of this prospectus) may offer and sell up to 2,657,213 shares of common stock from time to time, in amounts, at prices, and on terms that will be determined at the time these securities are offered.

At no time will the Company issue shares of common stock (whether upon conversion or exercise of warrants, preferred stock or units) if such transaction would result in the issuance of more than 19.999% of the amount of common stock of the Company issued and outstanding unless (i) the Company’s stockholders shall have approved the issuance of shares of common stock in excess of 20%, or (ii) NASDAQ has provided a waiver of Listing Rule 5635(d). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus, our public float was approximately $15,695,012. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The NASDAQ Capital Market under the symbol “SMTP.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves significant risks. Prior to making an investment decision, you should carefully review the information under the heading “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 9, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000. The selling security holder may use this prospectus to sell an aggregate of 2,657,213 shares of our common stock.

This prospectus provides you with a general description of the securities we or the selling security holder may offer. Each time we or the selling security holder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No one has been authorized to provide you with information that is different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, including the “Risk Factors” section.

Information About the Company

Background and Business

SMTP, Inc. (the “Company”) is a provider of cloud-based email services offering solutions ranging from sophisticated marketing automation systems to cost-effective SMTP relay services. All of our services are built on our robust platform for email delivery, capable of scaling individual senders to hundreds of millions of emails per month. While we have industry-leading technology, we differentiate our offerings with our responsive 24x7 service and multi-lingual support.

General Business Developments

We have been providing advanced email delivery capabilities to our customers for over a decade, serving the niche market of SMTP relay services for email. In an effort to broaden the scope of products we can offer to customers:

During February 2014 we closed on an $11,500,000 underwritten public offering of our common stock, including the exercise of the entire over-allotment option granted to the underwriters. The net proceeds to our Company after underwriting discounts and commissions and other expenses approximated $10,562,725.We used the net proceeds received from this offering primarily for the asset acquisition of SharpSpring, LLC. and the GraphicMail Group (defined below), and also for working capital, quarterly dividend payments and other general corporate purposes. Presently, we have no additional agreements with any other potential acquisition candidates.

In August 2014, we acquired substantially all the assets and assumed the liabilities of SharpSpring, LLC, which we assigned to our newly formed, wholly owned subsidiary, SharpSpring, Inc. (“SharpSpring”). SharpSpring enables businesses to enhance their communication and engagement with customers and prospects using advanced marketing automation tools, including web tracking, call tracking and customer relationship management.

In October 2014, we acquired 100% of the equity interest owned, directly or indirectly, in InterInbox SA, a Swiss corporation, ERNEPH 2012A (Pty) Ltd. dba ISMS, a South African limited company, ERNEPH 2012B (Pty) Ltd. dba GraphicMail South Africa, a South African limited company, and Quattro Hosting LLC, a Delaware limited liability company (all such entities are referred to collectively as the “GraphicMail Group,”). The GraphicMail Group collectively operates as the GraphicMail email marketing platform business that is distributed directly and indirectly through channel partners to its international client base of over 35,000 customers. GraphicMail provides users with an enhanced email, social and mobile marketing campaign management tool, including reporting and analytics.

We believe these acquisitions provide us with a vastly improved product set with which to compete in a much larger and faster growing total addressable market. As a result of these acquisitions, we offer our customers a robust suite of marketing automation, email creation and advanced email delivery capabilities in a compelling, cost effective manner. Our integrated product suite consists of:

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SharpSpring, our next-generation marketing automation platform;

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GraphicMail, our advanced email marketing solution; and

•

SMTP, our cloud-based email relay delivery service.

These tools help our customers succeed by creating more points of customer interaction and improving relationships. We provide our products primarily on a subscription basis, with additional fees charged if volume limits are exceeded.

Our Corporate Organization

Our Company was originally incorporated in Massachusetts on October 14, 1998 as EMUmail, Inc. and changed its name on April 1, 2010 to SMTP.com, Inc. The Company has historically focused on the execution of email delivery for marketing and enterprise application customers, but has broadened its product set through acquisitions to include marketing automation and email campaign management products. The Company’s services are marketed directly by the Company and through reseller partners.

On November 23, 2010, the Company formed a Delaware corporation, SMTP, Inc. for the purpose of changing the structure of the Company from a Massachusetts corporation to a Delaware corporation and to increase the number of authorized shares outstanding. Also on November 23, 2010, the Company entered into a Merger agreement between SMTP, Inc. and SMTP.com, Inc. whereby the surviving corporation would be SMTP, Inc. (the “Surviving Corporation”), the newly formed Delaware corporation.

On December 26, 2013, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware, to effect a 1-for-5 reverse stock split of its common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every five shares of the Company's pre-Reverse Stock Split common stock was combined and reclassified into one share of its common stock.

Additional Information

Our principal office is located at 10 Tara Boulevard, Suite 430, Nashua, New Hampshire 03062, and our main telephone number is 877-705-9362. Our website address is www.smtp.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

The Offering

We may offer up to $50,000,000 of common stock, preferred stock, warrants or units in one or more offerings and in any combination. In addition, the selling security holder may offer up to 2,657,213 shares of common stock in one or more offerings. See “Selling Security Holder” on page 11 for more information on the selling security holder. This prospectus provides you with a general description of the securities we or the selling security holder may offer. A prospectus supplement, which we will provide each time we or the selling security holder offer securities, will describe the specific amounts, prices and terms of the securities we or the selling security holder determine to offer.

We or the selling security holder may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, the selling security holder, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible or exercisable into our common stock. In addition, the selling security holder may offer shares of our common stock. Each holder of our common stock is entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast. Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for this purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive on a proportional basis any assets remaining available for distribution after payment of our liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

We have no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock. Our amended certificate of incorporation provides that our board of directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. The holders of our preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by the resolutions of our board of directors approving the issuance of such shares. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus. Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or units. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other similar words. These include, but are not limited to, statements relating to our future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. These statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of these factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by these forward-looking statements. In addition to the risk factors described under Risk Factors beginning on page S-5 of this prospectus, these factors include:

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the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

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strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses;

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the occurrence of hostilities, political instability or catastrophic events;

•

changes in customer demand;

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the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services;

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developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards;

•

disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures or equipment; and

•

the other factors identified in the section of this prospectus entitled “Risk Factors.”

Forward-looking statements are based on our current expectations about future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform those statements to actual results. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled “Risk Factors” beginning on page 5 of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, and any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as the other information included or incorporated by reference in this prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The prospectus supplement applicable to each offering of securities will contain additional information about risks applicable to an investment in us and the applicable securities.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures. We may also use a portion of the proceeds to acquire or invest in complementary products or businesses.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have broad discretion over the uses of such proceeds. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

Unless otherwise indicated in the prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holder.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as provisions of our certificate of incorporation and bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, both as filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Common Stock

We are authorized to issue up to 50,000,000 shares of common stock, par value $0.001 per share. As of January 8, 2015, approximately 5,447,543 shares of common stock were outstanding. All outstanding shares of our common stock are fully paid and non-assessable.

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast. Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for this purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive on a proportional basis any assets remaining available for distribution after payment of our liabilities.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share. As of January 8, 2015, no shares of preferred stock are currently outstanding.

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and any amendments thereto relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Our amended certificate of incorporation provides that our board of directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. The holders of our preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by the resolutions of our board of directors approving the issuance of such shares.

The prospectus supplement for a series of preferred stock will specify:

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the maximum number of shares;

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the designation of the shares;

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the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

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the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

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the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

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any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

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the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

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the voting rights; and

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any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the holders and may adversely affect voting and other rights of holders of our common stock. In addition, issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

Limitation of Liability

As permitted by the General Corporation Law of the State of Delaware, our amended certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

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for any breach of the director’s duty of loyalty to us or our stockholders;

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for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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under section 174 of the Delaware law, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock; or

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for any transaction from which the director derives an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Our amended certificate of incorporation provides for the indemnification of our directors and officers, and, to the extent authorized by our board in its sole and absolute discretion, employees and agents, to the full extent authorized by, and subject to the conditions set forth in the Delaware law.

Anti-Takeover Provisions

Delaware law, as well as our amended certificate of incorporation and bylaws, contains anti-takeover provisions that could delay or prevent a change in control of our company, even if the change in control would be beneficial to our stockholders. These provisions could lower the price that future investors might be willing to pay for shares of our common stock. These anti-takeover provisions:

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authorize our board of directors to create and issue, without stockholder approval, preferred stock, thereby increasing the number of outstanding shares, which can deter or prevent a takeover attempt;

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prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

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empower our board of directors to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

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provide that our board of directors is expressly authorized to adopt, amend or repeal our bylaws; and

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provide that our directors will be elected by a plurality of the votes cast in the election of directors.

Section 203 of the Delaware General Corporation Law, the terms of our employee stock option agreements and other contractual provisions may also discourage, delay or prevent a change in control of our Company.

Section 203 prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. These provisions could have the effect of delaying, deferring or preventing a change of control of us or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

Our employee stock option agreements include change-in-control provisions that allow us to grant options or stock purchase rights that may become vested immediately upon a change in control. The terms of change of control provisions contained in certain of our senior executive employee agreements may also discourage a change in control of our Company.

Our board of directors also has the power to adopt a stockholder rights plan that could delay or prevent a change in control of our Company even if the change in control is generally beneficial to our stockholders. These plans, sometimes called “poison pills,” are oftentimes criticized by institutional investors or their advisors and could affect our rating by such investors or advisors. If our board of directors adopts such a plan, it might have the effect of reducing the price that new investors are willing to pay for shares of our common stock.

Together, these charter, statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by our founder, executive officers, and members of our board of directors, could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

DESCRIPTION OF WARRANTS

As of January 8, 2015, we had:

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a class of warrants outstanding to purchase an aggregate of 80,000 shares of our common stock. Such warrants provide for an exercise price of $7.8125 per share, subject to adjustment, and are scheduled to expire at 5:00 p.m., Eastern Time, on January 30, 2020, or earlier upon redemption;

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a warrant outstanding to purchase an aggregate of 90,973 shares of our common stock. Such warrant provides for an exercise price of $4.90 per share, subject to adjustment, and is scheduled to expire on October 29, 2017, or earlier upon redemption; and

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a warrant outstanding to purchase an aggregate of 30,000 shares of our common stock. Such warrant provides for an exercise price of $5.00 per share, subject to adjustment, and is scheduled to expire on July 31, 2016 or earlier upon redemption.

We may issue additional classes of warrants for the purchase of common stock or preferred stock or a combination thereof. Warrants may be issued independently or together with common stock or preferred stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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United States Federal income tax consequences applicable to the warrants;

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provision for changes to or adjustments in the exercise price; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

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vote, consent or receive dividends;

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receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

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exercise any rights as stockholders of SMTP.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer or exchange of the units;

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a discussion of material federal income tax considerations, if applicable; and

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whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

SELLING SECURITY HOLDER

We are registering the resale from time to time by the selling security holder of up to 2,657,213 shares of our common stock in one or more offerings.

The following table sets forth the number of shares of our common stock being offered by the selling security holder. The selling security holder is not making any representation that any shares of our common stock currently held by the selling security holder will be offered for sale. The selling security holder reserves the right to accept or reject, in whole or in part, any proposed sale of any shares of our common stock currently held by the selling security holder. The following table assumes that all of the shares of our common stock currently held by the selling security holder being registered pursuant to this prospectus will be sold.

Semyon Dukach, the selling security holder, has been Chair of the Board of Directors since October 2002, which was an executive position until November 7, 2014, when the Board of Directors changed the position to a non-executive position. Mr. Dukach was our Chief Executive Officer from October 2002 until June 13, 2012 and our principal executive officer, principal accounting officer and Secretary from October 2002 to March 5, 2013. Mr. Dukach acquired his securities in October 2002 pursuant to a share exchange agreement by and among our Company, AccuRev, Inc., a privately held Delaware corporation and the then sole stockholder of our Company, and Mr. Dukach, whereby Mr. Dukach sold, transferred and assigned to AccuRev, Inc. 743,522 of his shares of AccuRev, Inc. in exchange for AccuRev, Inc. selling, transferring and assigning all of the Company’s shares held by AccuRev, Inc. to Mr. Dukach.

Name of Selling Securityholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)%		Number of shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After the Offering	%
Semyon Dukach	2,657,213	48%	2,657,213	0	0%

(1)

Applicable percentage ownership is based on 5,447,543 shares of common stock outstanding as of January 8, 2015, together with securities exercisable or convertible into shares of common stock within 60 days of January 8, 2015 for each stockholder of the Company. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. The shares issuable pursuant to the exercise or conversion of such securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Unless otherwise indicated herein, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of our common stock beneficially owned by them.

PLAN OF DISTRIBUTION

We and the selling security holder may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions or agency fees and other items constituting underwriters or agents compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any commissions paid to agents.

We and the selling security holder may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us or the selling security holder.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us or the selling security holder. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we and the selling security holder will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We and the selling security holder may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the selling security holder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we and the selling security holder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling security holder use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the selling security holder, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We and the selling security holder may also make sales through the Internet or through other electronic means. Since we and the selling security holder may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us or the selling security holder, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us and the selling security holder, to indemnification by us and the selling security holder against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us and the selling security holder, in the ordinary course of business.

The maximum consideration or discount to be received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters will be passed upon for us by David M. Bovi, P.A., Palm Beach Gardens, Florida. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

McConnell & Jones, LLP, independent registered public accounting firm, has audited our financial statements as of, and for the years ended, December 31, 2013 and 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on McConnell & Jones, LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items), until all the securities offered under this prospectus are sold.

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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, filed with the SEC on May 14, 2014, June 30, 2014, filed with the SEC on August 14, 2014, and September 30, 2014, filed with the SEC on November 13, 2014;

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All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Company’s Annual Report referred to above (in each case, not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein); and

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The description of the Common Stock set forth in our Registration Statement on Form 8-A filed with the Commission on January 27, 2014, including any amendments or reports filed for the purpose of updating such description.

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

SMTP, Inc.

10 Tara Boulevard, Suite 430

Nashua, New Hampshire 03062

877-705-9362

Attention: Chief Financial Officer

363,909

Shares of

Common Stock

PROSPECTUS SUPPLEMENT

May 18, 2015